EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Giga Information Group, Inc., which is incorporated by reference in Giga Information Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 18, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 27, 2000